SECTION 906 CERTIFICATIONS

Each of the undersigned hereby certifies in his capacity as an officer of Atlantic Security, Inc.. (the "Company") that the Annual Report of the Company on Form 10-KSB for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and the results of operations of the Company.


ATLANTIC SECURITY, INC..



        By:     /s/ Terence Sullivan
           ----------------------------
                    Terence Sullivan
		Principal Executive Officer, President and Chairman



        By:     /s/ Gregory Chan
           ----------------------------
                    Gregory Chan
                Principal Financial Officer and
                Principal Accounting Officer


Date: July 8, 2005